UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	04-3387530 (I.R.S. Employer Identification No.)

311 Arsenal Street Watertown, Massachusetts (Address of principal executive offices)	02472 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates:   333-143998
Securities to be registered pursuant to Section 12(g) of the Act:   None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURES

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.      Description of Registrant’s Securities to be Registered.
     For a description of the Registrant’s common stock to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-143998 ) (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), which information is hereby incorporated by reference.
Item 2.      Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATHENAHEALTH, INC.
Date: September 19, 2007	By:	/s/ JONATHAN BUSH
Jonathan Bush
President and Chief Executive Officer